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                                   EXHIBIT 21

                                  GenRad, Inc.

                 Schedule of Subsidiaries as of January 1, 2000

Subsidiary name                            State/Jurisdiction of Incorporation
----------------------------               -----------------------------------
GenRad Canada Limited                                  Canada

GenRad Asia PTE Limited                                Singapore

GenRad SA                                              France

GenRad GmbH                                            Germany

GenRad China Limited                                   China

GenRad Benelux B.V.                                    Netherlands

GenRad Europe Limited                                  England

GenRad Limited                                         England

GenRad Holdings Limited                                England

GenRad Mexico Incorporated                             Delaware

Mitron Europe Limited                                  England

Mastertech Automotive Ltd.                             England

All subsidiaries are Consolidated Subsidiaries and do business under their own name.